Exhibit 10.45

AMENDMENT TO SEVERANCE AGREEMENT

This AMENDMENT TO SEVERANCE AGREEMENT, dated December 23, 2008, is by and between CIRCOR, INC., a Massachusetts corporation (the “Company”), and A. William Higgins (the “Executive”).

WHEREAS, the Company and the Executive entered into a severance agreement made as of March 24, 2008 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to comply with and meet the requirements of the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Section 2(c)(i) of the Agreement is hereby amended by replacing the phrase “a lump sum payment” with the following:

“a lump sum payment in cash within 30 days following the Termination Date”

2. Section 2(c)(ii) of the Agreement is hereby amended by adding the following before the second semicolon in such subsection:

“but, in any event, no later than March 15th following the end of the fiscal year to which it relates”

3. The Agreement otherwise remains in full force and effect as to all other provisions under said Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CIRCOR, INC.

By:	/s/ Frederic M. Burditt
Name:	Frederic M. Burditt
Title:	VP, Treasurer

/s/ A. William Higgins
A. William Higgins